                                                                      EXHIBIT 11

                   MECHANICAL DYNAMICS, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)



                                                               THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                   SEPTEMBER 30,
                                                          ---------------------------------------------------------------
  in thousands, except share and per share data                  1998            1997           1998            1997
-------------------------------------------------------------------------------------------------------------------------
  BASIC NET INCOME (LOSS) PER SHARE:
     Net income (loss)                                            ($586)          $649           ($466)         $1,715

     Weighted average common shares outstanding               6,213,082      5,781,991       6,173,224       5,771,036
-------------------------------------------------------------------------------------------------------------------------
     Basic net income (loss) per common share                    ($0.09)         $0.11          ($0.08)          $0.30
-------------------------------------------------------------------------------------------------------------------------

  DILUTED NET INCOME (LOSS) PER SHARE:
     Net income (loss)                                            ($586)          $649           ($466)         $1,715

     Weighted average common shares outstanding               6,213,082      5,781,991       6,173,224       5,771,036
     Effect of stock options                                       -            60,837            -             99,658
-------------------------------------------------------------------------------------------------------------------------
       Adjusted shares outstanding                            6,213,082      5,842,828       6,173,224       5,870,694
-------------------------------------------------------------------------------------------------------------------------
     Diluted net income (loss) per common share                  ($0.09)         $0.11          ($0.08)          $0.29
-------------------------------------------------------------------------------------------------------------------------



                                       18